Exhibit 14

ASIA GREEN AGRICULTURE CORPORATION

CODE OF CONDUCT AND ETHICS

(As adopted on March 31, 2011)

亚洲绿色农业公司

行为与道德准则

（于2011年3月31日正式通过）

Exhibit 14

I.	INTRODUCTION

介绍

This Code of Conduct and Ethics (the “Code”) summarizes the ethical standards and key policies that guide the business conduct of Asia Green Agriculture Corporation (the “Company”).

本行为与道德准则（“准则”）总结了指导亚洲绿色农业公司（“公司”）开展商业活动的道德标准和主要规章。

The purpose of this Code is to promote ethical conduct and deter wrongdoing. The policies outlined in this Code are designed to ensure that the Company’s employees, including its officers (collectively referred to herein as “employees”), and members of its board of directors (“directors”) act in accordance with not only the letter but also the spirit of the laws and regulations that apply to the Company’s business. The Company expects its employees and directors to exercise good judgment to uphold these standards in their day-to-day activities and to comply with all applicable policies and procedures in the course of their relationship with the Company.

本准则的目的是加强道德规范并防止不法行为。其中提到的规章是为了保证公司雇员，包括管理人员（以下统称“雇员”）及董事会成员能够按照适用于公司业务的法律法规的具体规定和精神行事而制定的。公司希望其雇员及董事能够在日常行为中自觉遵守该等标准，并在与公司之间的关系存续期间遵守所有适用的规章及程序。

Employees and directors are expected to read the policies set forth in this Code and ensure that they understand and comply with them. All employees and directors are required to abide by the Code. The Code should also be provided to and followed by the Company’s agents and representatives, including consultants. The Code does not cover every issue that may arise, but it provides general guidelines for exercising good judgment. Employees and directors should refer to the Company’s other policies and procedures for implementing the general principles set forth below. Any questions about the Code or the appropriate course of conduct in a particular situation should be directed to the Company’s Chief Executive Officer or Chief Financial Officer, as appropriate. Any violations of laws, rules, regulations or this Code should be reported immediately. The Company will not allow retaliation against an employee or director for such a report made in good faith. Employees and directors who violate this Code will be subject to disciplinary action.

雇员及董事应当仔细阅读本准则规定的规章，并确保理解和遵守该等规章。所有雇员及董事必须遵守准则的规定。准则还应当知会公司的代理商、代表，包括顾问，且该等人员也应当遵守其规定。本准则虽有未尽之事宜，但提供了行使良好判断力的一般指引。雇员及董事应参照公司其他规章及程序来执行下文规定的一般指引。任何关于本准则或于某一特定情形下如何实施恰当的行为过程相关的问题应当按具体情况向公司首席执行官或首席财务官提出。任何违反法律、法规、规章或本准则的行为应当立即汇报。公司禁止向善意举报的雇员打击报复的行为。违反本准则的雇员及董事将受到纪律处分。

Each employee and director must sign the acknowledgement form at the end of this Code and return the form to the Company’s Chief Financial Officer indicating that he or she has received, read, understood and agreed to comply with the Code. The signed acknowledgment form will be placed in the individual’s personnel file.

各雇员及董事必须签署附于本准则最后的确认书，并将确认书返还至公司首席财务官，以显示其已经收到、阅读、理解并同意遵守本准则。经签署的确认书将存放在个人档案中。

II.	STANDARDS OF CONDUCT

行为标准

The Company expects all employees and directors to act with the highest standards of honesty and ethical conduct. The Company considers honest conduct to be conduct that is free from fraud or deception and is characterized by integrity. The Company considers ethical conduct to be conduct conforming to accepted professional standards of conduct. Ethical conduct includes the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, as discussed below.

公司希望所有雇员及董事按照诚实道德的最高标准要求自己。公司认为诚实的行为是不带欺诈或欺骗性质的诚信行为。公司认为道德的行为是符合被广泛接受的职业行为标准的行为。道德行为包括下文讨论的，以符合道德标准的方式处理实际或可能的个人与职业关系之间存在的利益冲突。

III.	COMPLIANCE WITH LAWS, RULES AND REGULATIONS

遵守法律、规章与法规

Employees and directors must comply with all laws, rules and regulations applicable to the Company and its business, as well as applicable Company policies and procedures. Each employee and director must acquire appropriate knowledge of the legal requirements relating to his or her duties sufficient to enable him or her to recognize potential problems and to know when to seek advice from the Company’s Chief Financial Officer. Violations of laws, rules and regulations may subject the violator to individual criminal or civil liability, as well as to discipline by the Company. These violations may also subject the Company to civil or criminal liability or the loss of business. Any questions as to the applicability of any law, rule or regulation should be directed to the Company’s Chief Financial Officer.

雇员与董事必须遵守所有适用于公司及其业务的法律、规章、法规，以及公司规章与程序。各雇员及董事必须对与其职责有关的法律要求有适当的认识，使其能够认识到潜在的问题并知道何时寻求公司首席财务官的意见。违反法律、法规及规章的雇员或董事将承担刑事或民事责任，并受到公司的纪律处罚。同时，该等违法行为还将导致公司承担民事或刑事责任，或遭受经济损失。任何有关法律、规章或法规适用的问题应当向公司首席财务官提出。

IV.	INSIDER TRADING

内部交易

The purpose of the Company’s insider trading policy is to establish guidelines to ensure that all employees and directors comply with laws prohibiting insider trading. No employee or director in possession of material, non-public information may trade the Company’s securities (or advise others to trade) from the time they obtain such information until after adequate public disclosure of the information has been made. Employees and directors who knowingly trade Company securities while in possession of material, non-public information or who tip information to others will be subject to appropriate disciplinary action up to and including termination. Insider trading is also a crime.

公司制定内部交易规章的目的是为保证所有雇员及董事遵守禁止内部交易的法律提供指南。持有重大、非公开性信息的雇员或董事，在其获得该等信息直至该等信息公开期间，不得买卖（或建议他人买卖）公司证券。持有重大非公开信息而故意买卖公司证券，或将该等信息透露给他人的雇员及董事将受到公司纪律处罚，最严重的情形下可解除雇用关系。内部交易是犯罪行为。

Employees and directors also may not trade in the shares of other companies about which they learn material, non-public information through the course of their employment or service with the Company.

雇员及董事亦不得买卖其在公司提供劳务或服务时知晓重大非公开信息的其他公司的股票。

Any questions as to whether information is material or has been adequately disclosed should be directed to the Company’s Chief Financial Officer. Additional information regarding insider trading can be found in the Company’s Insider Trading Policy.

任何信息是否重大或是否已充分公开的问题应当向公司首席财务官提出。与内部交易有关的其他信息可以参考公司内部交易规章的规定。

V.	CONFLICTS OF INTEREST

利益冲突

A “conflict of interest” occurs when a person’s private interest interferes in any way – or even appears to interfere – with the interests of the Company as a whole.

“利益冲突”发生在私人利益以任何方式影响到，甚至似乎影响到公司整体利益时。

A conflict situation can arise when an employee or director takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an employee or director, or a member of his or her family, receives improper personal benefits as a result of his or her position with the Company. Loans to, or guarantees of obligations of, such persons are of special concern.

当雇员或董事采取的行为或享有的利益可能影响其开展工作的客观性及效率时，冲突便可能发生。利益冲突也可能在雇员或董事，或其家庭成员由于其在公司的职位而收到不当私人利益时产生。尤其是向该等人员提供的借款或为该等人员的义务提供的担保。

Conflicts of interest are prohibited as a matter of Company policy. The mere existence of a relationship with outside firms is not automatically prohibited. Nonetheless, conflicts of interest may not always be clear, so if a question arises, higher levels of management or the Company’s Audit Committee should be consulted. Any employee or director who becomes aware of a conflict or a potential conflict should bring it to the attention of a supervisor, manager or other appropriate persons within the Company.

公司规章禁止利益冲突。仅与其他公司存在关联不会被自动禁止。但是，利益冲突不总是清晰的，如果问题产生了，就应当向公司高级管理层或审计委员会咨询。任何认识到冲突或潜在冲突的雇员或董事应当提请监事、经理或公司其他适当的人员注意。

In certain exceptional circumstances, a situation involving a conflict of interest may be permitted. See Section XXVIII regarding waivers of this Code.

特殊情况下，允许利益冲突的存在。参见本准则第XXVIII条关于弃权的规定。

VI.	NO LOANS TO EXECUTIVE OFFICERS OR DIRECTORS

禁止向执行官或董事提供贷款

It is the policy of the Company not to extend or maintain credit, to arrange for the extension of credit, or to renew an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company. Any questions about whether a loan has been made to a director or executive officer in violation of this policy should be directed to the Company’s Chief Executive Officer or Chief Financial Officer.

公司规章规定不得以向公司任何董事或执行官提供个人贷款的形式进行授信或信贷维护，或安排授信或授信续期。任何关于是否违反本条规章向董事或执行官提供贷款的问题应当向公司首席执行官或首席财务官提出。

VII.	OUTSIDE DIRECTORSHIPS AND OTHER OUTSIDE ACTIVITIES

外部董事及其他外部活动

Although an employee’s activities outside the Company are not necessarily a conflict of interest, a conflict could arise depending upon the employee’s position with the Company and the Company’s relationship with the other employer or activity. Outside activities may also be a conflict of interest if they cause, or are perceived to cause, an employee to choose between that interest and the interests of the Company.

尽管雇员在公司外部从事的活动未必构成利益冲突，但利益冲突的产生取决于该雇员在公司的职位以及公司与对方雇主的关系或活动的性质。如果外部活动导致或被认为会导致雇员在其自身利益与公司利益中做出选择，则外部活动也可构成利益冲突。

An employee may not serve as a director, partner, employee of or consultant to, or otherwise work for or receive compensation for personal services from, any affiliate, customer, partner, supplier, distributor, reseller, licensee or competitor of the Company or any other business entity that does or seeks to do business with the Company. In certain exceptional circumstances, an executive officer may be permitted to serve as a director of such an entity (but in no circumstances will an employee be permitted to serve as a director of a competitor of the Company). See Section XXVIII regarding waivers of this Code. Serving in such a capacity for a company that is not an affiliate, customer, partner, supplier, distributor, reseller, licensee or competitor of the Company may be permitted, but such activities must be approved in advance by the employee’s supervisor and the Company’s Chief Executive Officer.

雇员不得担任公司任何关联方、客户、合作伙伴、供应商、经销商、零售商、被许可人或竞争对象, 或其他与公司有业务关系或寻求同公司建立的业务关系的企业的董事、合伙人、雇员或顾问，亦不得为上述各方工作，或因个人服务而接受上述各方的报酬。在特殊情况下，允许执行官担任该等实体的董事（但任何情况下任何雇员不得担任公司竞争对象的董事）。参见本准则第XXVIII条关于弃权的规定。雇员可以担任除公司关联方、客户、合作伙伴、供应商、经销商、零售商、被许可人或竞争对象以外的公司的上述职务，但其活动应当事先得到该雇员上司以及公司首席执行官的同意。

Employees are encouraged to serve as a director, trustee or officer of non-profit organizations in their individual capacity and on their own time, but they must obtain prior approval from the Company’s Chief Executive Officer to do so as a representative of the Company.

公司鼓励雇员以个人身份在业余时间担任非盈利组织董事、托管人或管理人员，但必须事先获得公司首席执行官的同意，代表公司担任该等职务。

The guidelines in this Section VII are not applicable to directors that do not also serve in management positions within the Company.

本条第VII条内容对不同时担任公司管理职务的董事不适用。

VIII.	CORPORATE OPPORTUNITIES

公司机会

Employees and directors are prohibited from:

雇员与董事禁止从事下列活动：

  Personally taking for themselves opportunities that are discovered through the use of corporate property, information or position;

  为个人利益占有利用公司财产、信息或职位发现的机会；

  Using corporate property, information or position for personal gain; and

  利用公司财产、信息或职位取得个人收益；以及

  Competing with the Company.

  与公司竞争。

In the interest of clarifying the definition of “Competing with the Company,” if any member of the Board of Directors of the Company who is also a partner or employee of an entity that is a holder of the Company’s Ordinary Shares, or an employee of an entity that manages such an entity (each, a “Fund”), acquires knowledge of an opportunity of interest for both the Company and such Fund other than in connection with such individual’s service as a member of the Board of Directors (including, if applicable, such board member acquiring such knowledge in such individual’s capacity as a partner or employee of the Fund or the manager or general partner of a Fund), then, provided that such director has acted in good faith, such an event shall be deemed not to be “Competing with the Company” under this Section VIII.

为明确“与公司竞争”的概念，如公司董事会任何成员同时还担任某持有公司普通股实体的合伙人或雇员，或管理该实体（简称“基金”）的某实体的雇员，且该成员获悉了公司及该基金均可获得利益的机会，但其获悉该等信息与其公司董事会成员的身份无关（包括在适当时，该董事会成员以其基金合伙人或雇员，或基金经理或普通合伙人的身份获取该等信息），则在该董事处于善意的情形下，根据本条规定不得视为“与公司竞争”。

Employees and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so in a legal and ethical manner arises.

雇员及董事有义务以合法及道德的方式利用产生的机会为公司谋取合法权益。

IX.	FAIR DEALING

公平交易

The Company seeks to excel while operating fairly and honestly, never through unethical or illegal business practices. Each employee and director should endeavor to deal fairly with the Company’s customers, suppliers, competitors and employees. No employee or director should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair dealing practices.

公司希望通过公平诚实的方式，而非不道德或非法的商业活动取胜。各雇员及董事应当尽力与公司客户、供应商、竞争对象公平交易。雇员或董事不得利用操纵、隐瞒、滥用特权信息、不实陈述重要事实或任何其他不公平的交易方式。

X.	CUSTOMER RELATIONSHIPS

客户关系

Employees must act in a manner that creates value for the Company’s customers and helps to build a relationship based upon trust. The Company and its employees have provided products and services for many years and have built up significant goodwill over that time. This goodwill is one of our most important assets, and Company employees must act to preserve and enhance the Company’s reputation.

雇员必须以能够为公司客户创造价值的方式行事，并帮助建立具备信任基础的关系。公司及其雇员多年来向客户提供产品及服务，并与建立了长期的良好商誉。这一商誉是我们最重要的资产之一，公司雇员必须保护并巩固公司的声誉。

XI.	SUPPLIER RELATIONSHIPS

供应商关系

The Company’s suppliers make significant contributions to the Company’s success. To create an environment where the Company’s suppliers have an incentive to work with the Company, suppliers must be confident that they will be treated lawfully and in an ethical manner. The Company’s policy is to purchase supplies based on need, quality, service, price and terms and conditions. The Company’s policy is to select significant suppliers or enter into significant supplier agreements though a competitive bid process where possible. In selecting suppliers, the Company does not discriminate on the basis of race, color, religion, sex, national origin, age, sexual preference, marital status, medical condition, veteran status, physical or mental disability, or any other characteristic protected by applicable law. A supplier to the Company is generally free to sell its products or services to any other party, including Company competitors. In some cases where the products or services have been designed, fabricated, or developed to the Company’s specifications, the agreement between the parties may contain restrictions on sales.

公司的供应商对公司的成功经营作出了重大的贡献。为了创造能够激发供应商同公司合作的环境，供应商应当相信公司将以合法的、道德的方式处理两者的关系。公司的规章是按照实际需求、质量、服务、价格、条款与条件购货，同时通过可能的竞争招标方式选择重要的供应商或签订重要的供货协议。在选择供应商的过程中，公司不会因种族、肤色、宗教信仰、性别、国籍、年龄、性别倾向、婚姻状况、健康状况、服兵役情况、生理或心理疾病，或其他任何适用法律所保护的特征而歧视任何竞标人。公司的供应商通常可以自由地向其他任何人出售其产品或服务，包括公司的竞争对象。某些情形下，如供应商根据公司的说明设计、制造或开发产品或服务，则双方的协议应包含销售限制的规定。

XII.	EXPORT CONTROLS

出口控制

The Company requires compliance with laws and regulations governing export controls in both the United States and in the countries where the Company conducts its business. A number of countries maintain controls on the destinations to which products may be exported. Some of the strictest export controls are maintained by the United States against countries that the U.S. government considers unfriendly or as supporting international terrorism. The U.S. regulations are complex and apply both to exports from the United States and to exports of products from other countries, when those products contain U.S.-origin components or technology. In some circumstances, an oral presentation containing technical data made to foreign nationals in the United States may constitute an export subject to control. Any questions about export control laws and regulations should be directed to the Company’s Chief Financial Officer.

公司要求遵守美国及公司开展业务所在国适用于出口控制的法律法规。部分国家制定了控制产品出口目的地的规定。其中最严格的出口控制是由美国针对其政府认为不友好或支持国际恐怖主义的国家而设定的。美国法规很复杂，适用于从美国出口的产品，且在产品包含美国产的零件或技术时，也适用于从其它国家出口的的产品。某些情况下，在美国向外国做包含技术信息的口头演讲也会涉及出口控制问题。任何关于出口控制法律法规的问题应当向公司首席财务官提出。

XIII.	GIFTS AND ENTERTAINMENT

礼品及招待

Business gifts and entertainment are designed to build goodwill and sound working relationships among business partners. A problem may arise if:

赠送商务礼品及招待的目的是建立良好的商誉及合作伙伴间稳固的工作关系，如发生下列情况，将产生问题：

  The receipt by one of our employees of a gift or entertainment would compromise, or could reasonably be viewed as compromising, that person’s ability to make objective and fair business decisions on behalf of the Company; or

  公司雇员接受礼品或招待会削弱，或可能被合理地视为将会削弱该雇员代表公司做出客观和公平的商业决策的能力；或

  The offering by one of our employees of a gift or entertainment would appear to be an attempt to obtain business through improper means or to gain any special advantage in our business relationships, or could reasonably be viewed as such an attempt.

  由公司雇员赠送礼品或提供招待可能被视为试图通过不当手段获取业务的行为，或获取我们的业务关系中任何特别的好处，或可能被合理地视为存在这一企图。

Employees must use good judgment and ensure there is no violation of these principles. No gift or entertainment should be given or accepted by any Company employee, family member of an employee or agent unless it: (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe or payoff, (5) does not violate any laws or regulations and (6) is not one of a series of small gifts or entertainments that can be construed as part of a larger, expensive gift. Any questions about whether any gifts or proposed gifts are appropriate should be directed to the Company’s Chief Financial Officer. You should also review the Company’s Foreign Corrupt Practices Act Compliance Policy regarding the specific conditions for gifts and entertainment.

雇员必须运用良好的判断力并确保没有违反上述原则的情况发生。不得向公司任何雇员、雇员或代理人的家庭成员赠送或提供礼品或招待，上述人员也不得接受该礼品或招待，除非：（1）该礼品不是现金；（2）符合一般商业习惯；（3）无超额价值；（4）不能按贿赂或回扣解释；（5）未违反任何法律法规；并且（6）不属于可被解释为大量贵重礼品之列的小额系列礼品或招待。任何有关礼品或待赠礼品是否合适的问题应当向公司首席财务官提出。同时还应参照公司反海外腐败法的合规制度，按照礼品及招待的具体情况判断。

XIV.	GOVERNMENT BUSINESS

政府业务

Employees should understand that special requirements might apply when contracting with any governmental body (including national, state, provincial, municipal, or other similar governmental divisions on local jurisdictions). Because government officials are obligated to follow specific codes of conduct and laws, special care must be taken in government procurement. Some key requirements for doing business with government are:

雇员应理解，同任何政府机构（包括国家、州、省、市或其他类似的地方司法区域内的政府部门）建立合同关系时可能适用特别规定。由于政府官员必须遵守特定的行为准则及法律，因此在政府采购中应当特别注意。与政府开展业务应当着重注意以下几点：

  Accurately representing which Company products are covered by government contracts;

  准确陈述政府合同中包含的公司产品；

  Not improperly soliciting or obtaining confidential information, such as sealed competitors’ bids, from government officials prior to the award of a contract; and

  不得在中标前从政府官员处不当引诱或获取保密信息，如封存的竞争对手标书； 以及

  Hiring present and former government personnel may only occur in compliance with applicable laws and regulations (as well as consulting the Company’s Chief Financial Officer).

  仅在符合适用法律法规（并在咨询公司首席财务官以后）的前提下聘请现任或前政府工作人员。

When dealing with public officials, employees and directors must avoid any activity that is or appears illegal or unethical. Promising, offering or giving of favors, gratuities or gifts, including meals, entertainment, transportation, and lodging, to government officials in the various branches of U.S. government, as well as state and local governments, is restricted by law. Employees and directors must obtain pre-approval from the Company’s Chief Executive Officer or Chief Financial Officer, as appropriate, before providing anything of value to a government official or employee. The foregoing does not apply to lawful personal political contributions.

同政府官员打交道时，雇员或董事必须避免任何非法或不符合道德规范的行为。向美国政府、州及地方政府分支机构的政府官员承诺、赠送或给予帮助、报酬或礼品（包括宴请、娱乐招待、交通、食宿）都是法律所禁止的。雇员和董事必须事先获得公司首席执行官或首席财务官的批准，才能向政府官员或雇员提供任何有价值的物品。上述规定不适用于合法的个人政治捐献。

In addition, the U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. Illegal payments to government officials of any country are strictly prohibited. Additional information regarding the Foreign Corrupt Practices Act can be found in the Company’s Foreign Corrupt Practices Act Compliance Policy.

另外，美国反海外腐败法禁止以获取或保留业务为目的，直接或间接向外国政府官员或外国政党职位候选人赠送任何有价值的物品。向任何国家的政府官员非法支付的行为是严格禁止的。反海外腐败法的其他相关信息可以参照公司反海外腐败法合规规章。

XV.	POLITICAL CONTRIBUTIONS

政治捐赠

It is the Company’s policy to comply fully with all local, state, federal, foreign and other applicable laws, rules and regulations regarding political contributions. The Company’s funds or assets must not be used for, or be contributed to, political campaigns or political practices under any circumstances without the prior written approval of the Company’s Chief Executive Officer and, if required, the Company’s Board of Directors. You should also consult the Company’s Foreign Corrupt Practices Act Compliance Policy.

公司规定应完全遵守所有地方、州、联邦、外国及其他适用法律、规章及法规关于政治捐赠的规定。任何情况下，未经公司首席执行官，或有必要时未经公司董事会事先书面批准，公司的资金或资产不得用于捐赠政治竞选或政治活动。雇员还应当就公司反海外腐败法的规定进行咨询。

XVI.	PROTECTION AND PROPER USE OF COMPANY ASSETS

公司资产的保护与合理使用

Theft, carelessness and waste have a direct impact on the Company’s profitability. Employees and directors should protect the Company’s assets and ensure their efficient use. All Company assets should be used for legitimate business purposes.

盗窃、疏忽及浪费对公司的盈利具有直接的影响。雇员及董事应当保护公司资产并确保其有效使用。公司所有资产应当用于合法的商业用途。

Company assets include intellectual property such as patents, trademarks, copyrights, business and marketing plans, engineering and manufacturing ideas, designs, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information is a violation of Company policy.

公司资产包括知识产权，例如专利、商标、著作权、商业及市场计划、工程及制造方法、设计、工资信息及任何未公开的财务数据及报告。未经授权使用或散布该等信息是违反公司规章的行为。

XVII.	USE OF COMPUTERS AND OTHER EQUIPMENT

使用计算机及其他设备

The Company strives to furnish employees with the equipment necessary to efficiently and effectively perform their jobs. Employees must care for that equipment and use it responsibly and only for Company business purposes. If employees use Company equipment at their home or off site, precautions must be taken to protect such Company equipment from theft or damage. Employees must immediately return all Company equipment when their employment relationship with the Company ends. While computers and other electronic devices are made accessible to employees to assist them to perform their jobs and to promote our interests, all such computers and electronic devices, whether used entirely or partially on the Company’s premises or with the aid of the Company’s equipment or resources, must remain fully accessible to the Company and will remain the sole and exclusive property of the Company.

公司尽力向雇员提供高效完成工作所必要的设备。雇员必须保护该设备，对设备的使用负责，并仅为公司商业目的而使用该设备。如雇员在家或非工作场所使用该设备，应当采取防护措施保护该公司设备，防止其被盗窃或损坏。雇员在同公司终止雇佣关系时，必须立即归还所有公司设备。雇员可以在公司同意后使用全部或部分计算机及其他电子设备以完成其工作并创造利润，但公司对所有该等计算机及电子设备必须保持完全的使用权，公司对上述设备拥有唯一的、排他性的所有权。

Employees should not maintain any expectation of privacy with respect to any electronic communications made using Company equipment. To the extent permitted by applicable law, the Company retains the right to gain access to any such information, at any time, with or without your knowledge, consent or approval.

雇员不得对任何使用公司设备的任何电子通信保有对隐私的期待。如适用法律允许，公司保留随时获取任何该等信息的权利，不论雇员是否知悉、同意或批准。

XVIII.	USE OF SOFTWARE

软件适用

All software used by employees to conduct Company business must be appropriately licensed. Employees should never make or use illegal or unauthorized copies of any software, whether in the office, at home, or on the road, since doing so may constitute copyright infringement and may expose the employee and the Company to potential civil and criminal liability. The Company’s information technology department will inspect Company computers periodically to verify that only approved and licensed software has been installed. Any non-licensed/supported software will be removed.

雇员为开展公司业务使用的所有软件必须是经过授权许可的。雇员不得使用非法或未经授权的软件拷贝，不论是在办公室、家中或路上，否则可能构成著作权侵权，也使得雇员本人及公司承担潜在的民事及刑事责任。公司的信息技术部门将定期检查公司计算机，以保证该等计算机只安装了经批准和许可的软件。任何未经许可/支持的软件将被卸载。

XIX.	USE OF ELECTRONIC COMMUNICATIONS

电子通信设备的使用

Employees must use electronic communication devices in a legal, ethical, and appropriate manner. Electronic communications devices include computers, e-mail, connections to the Internet, intranet and extranet and any other public or private networks, voice mail, video conferencing, facsimiles, telephones or future types of electronic communication. Employees may not post or discuss information concerning Company products or business on the Internet without the prior written consent of the Company’s Chief Executive Officer or Chief Financial Officer. It is not possible to identify every standard and rule applicable to the use of electronic communications devices. Employees are therefore encouraged to use sound judgment whenever using any feature of the Company’s communications systems.

雇员必须合法、道德地，并以恰当的方式使用电子通信设备，包括计算机、电子邮件、互联网连接、企业内部和外部网络以及其他任何公共或私人网络、语音信件、视频会议、传真、电话或将来出现的其他类型的电子通信设备。未经公司首席执行官或首席财务官的事先书面允许，雇员不得在互联网上发布或讨论有关公司产品或业务的信息。此处无法逐一说明适用于电子通信设备的每一条标准和规定，因此公司鼓励雇员在使用任何计算机通信系统时运用良好的判断力。

XX.	CONFIDENTIALITY

保密

Employees and directors should maintain the confidentiality of information entrusted to them by the Company or its affiliates, customers, partners, distributors and suppliers, except when disclosure is specifically authorized by the Company’s Chief Executive Officer or Chief Financial Officer or required by law.

雇员及董事应当对公司或其关联方、客户、合伙人、经销商及供应商提供的信息保密，除非公司首席执行官或首席财务官授权，或法律规定对该等信息进行披露。

Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its affiliates, customers, partners, distributors and suppliers if disclosed. Any questions about whether information is confidential should be directed to the Company’s Chief Executive Officer or Chief Financial Officer.

保密信息包括所有公开后，可能对竞争对象有用的，或可能损害公司或其关联方、客户、合作方、经销商及供货商利益的非公开信息。任何有关信息是否保密的问题应当向公司首席执行官或首席财务官提出。

XXI.	RECORDKEEPING

记录保存

All of the Company’s books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the transactions and matters to which they relate and must conform both to applicable legal requirements and to the Company’s system of internal controls. All assets of the Company must be carefully and properly accounted for. The making of false or misleading records or documentation is strictly prohibited. Unrecorded funds or assets should not be maintained.

所有公司的账簿、记录、账户及财务报表必须合理详尽地保存，且能够适当地反映出其相关的交易或事务的情况，并不得违反适用法律规定以及公司内部控制系统。公司所有资产必须得到妥善记录。严令禁止提供虚假或误导性记录或文件。不得保留未记录的资金或资产。

The Company complies with all laws and regulations regarding the preservation of records. Records should be retained or destroyed only in accordance with the Company’s document retention policies. Any questions about these policies should be directed to the Company’s Chief Financial Officer. You should also consult the Company’s Foreign Corrupt Practices Act Compliance Policy.

公司遵守所有与记录保留有关的法律及法规。记录应当仅依照公司文件管理规章的要求保存或销毁。任何有关该等规章的问题应当视情况向公司首席财务官提出。雇员还应当咨询公司的反海外腐败法合规规章。

XXII.	RECORDS ON LEGALHOLD

法定保留记录

A legal hold suspends all document destruction procedures in order to preserve appropriate records under special circumstances, such as litigation or government investigations. The Company’s Chief Financial Officer determines and identifies what types of Company records or documents are required to be placed under a legal hold and will notify employees if a legal hold is placed on records for which they are responsible. Employees must not destroy, alter or modify records or supporting documents that have been placed under a legal hold under any circumstances. A legal hold remains effective until it is officially released in writing by the Company’s Chief Financial Officer. If an employee is unsure whether a document has been placed under a legal hold, such employee should preserve and protect that document while the Legal Department is contacted.

法定保留即为特殊情况下保存恰当的记录而暂停销毁文件，该等情况诸如诉讼或政府调查。公司首席财务官识别并确认需要法定保留的公司记录或文件类型，并将通知负责该等记录的雇员。任何情况下，雇员不得销毁或变更法定保留的记录或证明文件。公司首席财务官正式书面撤销前，法定保留有效。如雇员不确定文件是否处于法定保留状态，应当保存并保护该文件，并联系法务部门。

XXIII.	DISCLOSURE

披露

The information in the Company’s public communications, including filings with the Securities and Exchange Commission, must be full, fair, accurate, timely and understandable. All employees and directors are responsible for acting in furtherance of this policy. In particular, each employee and director is responsible for complying with the Company’s disclosure controls and procedures and internal controls for financial reporting. Any questions concerning the Company’s disclosure controls and procedures and internal controls for financial reporting should be directed to the Company’s Chief Executive Officer or Chief Financial Officer, as appropriate.

公司公共通信中的信息，包括向证券委员会提交的报表，应当完整、公允、准确、及时和清晰。所有雇员及董事应对此项规章的执行负责。尤其是，各雇员及董事应遵守公司关于财务报告的披露控制及程序，以及内部控制规定。任何有关公司财务报告披露控制及程序与内部控制规定的问题应当向公司首席执行官或首席财务官提出。

Anyone that believes that questionable accounting or auditing conduct or practices have occurred or are occurring should refer to the Company’s Policy Regarding Reporting of Financial and Accounting Concerns.

任何认为已发生或正在发生可疑的会计或审计行为的人，应当参考公司关于处理财务及会计报告疑问的政策。

XXIV.	OUTSIDE COMMUNICATIONS

外部通告

The Company has established specific policies regarding who may communicate information to the public, the press and the financial analyst communities:

公司已制定关于向公众、媒体及财务分析机构通告信息之人选的特别规章：

  The Company’s Chief Executive Officer, Chief Financial Officer and investor relations personnel are official spokespeople for financial matters.

  公司首席执行官、首席财务官、投资人关系人员及财务事项的正式发言人。

  The Company’s corporate communications personnel are official spokespeople for public comment, press, marketing, technical and other such information.

  公司的企业通告人员是负责公布评论、新闻、市场、技术及其他信息的正式发言人。

  All communications made to public audiences, including formal communications and presentations made to investors, customers or the press, require prior approval in accordance with the Company’s established policies for such communications, including review by investor relations or corporate communications personnel, as applicable, with final review by the Company’s Chief Executive Officer or Chief Financial Officer, who will ensure that all necessary review is undertaken.

  向公众发布的所有信息，包括向投资人、客户或媒体发布的正式通告及情况介绍应当事先根据公司制定的关于该等通告的规章批准，包括由投资人关系或公司通告人员初步审核，然后由公司首席执行官或首席财务官最后审核，确保所有必要的审核已经 完成。

These designees are the only people who may communicate externally on behalf of the Company. Employees and directors should refer all inquiries or calls from the press, from shareholders or from financial analysts to the investor relations department or the Company’s Chief Financial Officer, who will see that the inquiry is directed to the appropriate authority within the Company.

代表公司向外部发布信息的人员仅限于上述被指派的人员。雇员及董事应当将所有新闻媒体、股东或财务分析师的询问或来电提交公司的客户关系部门或首席财务官，由其移交给公司相应的部门处理。

Employees and directors may not publish or make public statements outside the scope of employment with or service to the Company that might be perceived or construed as attributable to the Company without preapproval from the Company’s Chief Executive Officer or Chief Financial Officer, as appropriate. Any such statement must include the Company’s standard disclaimer that the publication or statement represents the views of the specific author and not of the Company.

雇员及董事不可公开或发表公开与其在公司的工作或服务无关的，未经公司首席执行官或首席财务官事先批准但可能被误认为系公司做出的声明。任何该等声明必须包含公司的标准免责声明，即公开的信息或声明仅代表特定的作者本人的意见，与公司无涉。

XXV.	DISCRIMINATION AND HARASSMENT

歧视与骚扰

The diversity of the Company’s employees is a tremendous asset. We are firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment of any kind. Examples include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances.

公司雇员的多元化是一笔巨大的财富。我们坚持在各岗位上提供平等的就业机会，也不存在任何非法的歧视或骚扰行为，例如，没有对种族或民族特点发表任何贬义的评论，也不存在不受欢迎的性骚扰。

XXVI.	HEALTH AND SAFETY

健康与安全

The Company strives to provide each employee with a safe and healthy work environment. Each employee has responsibility for maintaining a safe and healthy workplace for all employees by following safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions.

公司努力为每一位雇员提供安全健康的工作环境。各雇员有义务为所有雇员之利益维护这一安全健康的工作环境，遵守安全及健康条例与操作规范，并报告事故、伤害及危险设备、操作或情况。

Violence and threatening behavior are not permitted. Employees should report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol. The use or possession of illegal drugs in the workplace will not be tolerated.

禁止暴力与威胁行为。雇员应在健康的状态下履行工作职责，免收非法药物或酒精的影响。禁止在工作场所使用或持有非法药物。

XXVII.	COMPLIANCE STANDARDS AND PROCEDURES

合规标准及程序

No code of conduct and ethics can replace the thoughtful behavior of an ethical employee or director or provide definitive answers to all questions. Since the Company cannot anticipate every potential situation, certain policies and procedures have been put in place to help employees and directors approach questions or problems as they arise.

任何行为及道德准则都不能代替具有职业道德的雇员及董事深思熟虑后的行为，也无法确切回答所有问题。由于公司无法预测每一种潜在的情形，因此制定规章及程序，帮助雇员及董事解决所产生的问题。

A. Designated Ethics Office

指定职业道德规范管理人员

The Company’s Chief Financial Officer has been designated as the Company’s Ethics Officer with responsibility for overseeing and monitoring compliance with the Code. The Ethics Officer reports directly to the Chief Executive Officer with respect to these matters and also will make periodic reports to the Company’s Audit Committee regarding the implementation and effectiveness of this Code as well as the policies and procedures put in place to ensure compliance with the Code.

公司已指定首席财务官作为公司职业道德规范管理人员，负责监督本准则的合规情况。职业道德规范管理人员就上述事项直接向首席执行官报告，并定期向公司审计委员会作有关本准则执行情况与有效性，以及为保障本准则合规而制定的规章与程序的报告。

B. Seeking Guidance

寻求指导

Employees and directors are encouraged to seek guidance from supervisors, managers or other appropriate personnel when in doubt about the best course of action to take in a particular situation. In most instances, questions regarding the Code should be brought to the attention of the Company’s Chief Financial Officer.

公司鼓励雇员及董事就特定情况下的最佳处理方法向监事、经理或其他合适的人员寻求指导意见。多数情况下，有关本准则的问题应当提交公司首席财务官处理。

C. Reporting Violations

 报告违反职业道德的行为

If an employee or director knows of or suspects a violation of the Code, or of applicable laws and regulations, he or she must report it immediately to the Company’s Chief Executive Officer or Chief Financial Officer, as appropriate. If the situation warrants or requires it, the reporting person’s identity will be kept anonymous to the extent legally permitted and practical.

如雇员或董事知悉或怀疑发生违反本准则、适用法律法规的行为，必须立即视情况向公司首席执行官或首席财务官举报。如有必要，举报人的身份应当在法律允许及可行的范围内保密。

Anyone that believes that questionable accounting or auditing conduct or practices have occurred or are occurring should refer to the Company’s Policy Regarding Reporting of Financial and Accounting Concerns.

任何认为已发生或正在发生可疑的会计或审计行为的人，应当参考公司处理财务及会计报告疑问的政策。

D. No Retaliation

禁止打击报复

Any employee or director who observes possible unethical or illegal conduct is encouraged to report his or her concerns. Reprisal, threats, retribution or retaliation against any person who has in good faith reported a violation or suspected violation of law, this Code or other Company policies, or against any person who is assisting in any investigation or process with respect to such a violation, is prohibited.

公司鼓励任何注意到可能发生的不道德或非法行为的雇员或董事举报该等行为。禁止针对任何善意举报违反或涉嫌违反法律、本准则或其他公司规章行为的个人的报复或威胁，或针对协助上述违法行为调查的个人的报复或威胁。

Any employees involved in retaliation will be subject to serious disciplinary action by the Company. Furthermore, the Company could be subject to criminal or civil actions for acts of retaliation against employees who “blow the whistle” on U.S. federal securities law violations and other federal offenses.

任何涉嫌报复的雇员将受到公司严厉的纪律处罚。另外，公司如打击报复举报其违反美国联邦证券法或违反其他联邦法律行为的雇员，也将承担刑事或民事责任。

E. Investigations

调查

Reported violations will be promptly investigated. The Board of Directors or its designated committee will be responsible for investigating violations and determining appropriate disciplinary action for matters involving members of the Board of Directors or executive officers. The Board of Directors or its designated committee may designate others to conduct or manage investigations on its behalf and recommend disciplinary action. Subject to the general authority of the Board of Directors to administer this Code, the Chief Financial Officer will be responsible for investigating violations (including the initiating of any such investigation) and determining appropriate disciplinary action for other employees, agents and contractors. The Chief Financial Officer may designate others to conduct or manage investigations on their behalf and recommend disciplinary action. The Board of Directors reserves the right to investigate violations and determine appropriate disciplinary action on its own or to designate others to do so in place of, or in addition to, the Chief Financial Officer. It is imperative that the person reporting the violation not conduct an investigation on his or her own. However, employees and directors are expected to cooperate fully with any investigation made by the Company into reported violations.

公司将立即对举报的违法行为展开调查。董事会或其指定的委员会负责调查违法行为并确定对牵涉董事会成员或执行官的事项的纪律处罚。董事会或其指定的委员会可指定他人代表其执行或管理调查并对纪律处罚提出建议。受制于董事会管理本准则执行情况的一般权力，首席财务官将负责调查违法行为（包括发起任何该等调查），并确定对其他雇员、代理商及缔约方的纪律处罚。首席财务官可指定他人代表其执行或管理调查并对纪律处罚提出建议。董事会保留调查违法行为并自行确定适当的纪律处罚，或指定他人代表或协助首席财务官调查违法行为并确定适当的纪律处罚的权利。举报人本人不得参与调查。但是公司希望雇员及董事在公司调查举报的违法行为时能够全面合作。

F. Discipline/Penalties

纪律/处罚

Employees and directors who violate the laws or regulations governing the Company’s business, this Code, or any other Company policy, procedure or requirement may be subject to disciplinary action, up to and including termination. Employees and directors who have knowledge of a violation and fail to move promptly to report or correct it, or who direct or approve violations, may also be subject to disciplinary action, up to and including termination.

违反管辖公司业务之法律法规、本准则或其他任何公司规章、程序或要求的雇员及董事将受到纪律处罚，最严重的情况下可解除雇佣关系。知悉上述违反行为，且未能立即举报或改正的雇员及董事，或主导或批准上述违反行为的雇员或董事也将受到纪律处罚，最严重的情况下可解除雇佣关系。

Furthermore, violations of some provisions of this Code are illegal and may subject the employee or director to civil and criminal liability.

另外，雇员或董事违反本准则部分规定即构成违法，可能承担民事及刑事责任。

XXVIII.	GENERAL COMPLIANCE GUIDELINES

一般合规指引

We must all work to ensure prompt and consistent action against violations of this Code. However, in some situations it is difficult to know if a violation has occurred. Since we cannot anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps to keep in mind:

我们必须努力确保及时并协调一致地对违反本准则的行为采取行动。但是某些情况下，很难了解是否发生违反行为，因为我们无法预测将要发生的每一种情形。因此寻求新问题的解决方法是非常重要的。下列步骤我们应当牢记：

  Make sure you have all the facts possible. To reach the right solutions, we must be as fully informed as possible.

  确保已掌握所有事实。为保证解决方法的正确性，我们必须尽可能全面地了解情况。

  Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, follow up on it.

  问一问自己：我的的任务是什么？是否会违反职业道德，是否是不当行为？这样可以使你关注所面临的特定问题，以及可行的其他方式。如果某件事情可能违反职业道德或是不当行为，运用你的判断力和常识，再采取进一步措施。

  Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

  明确你的职责和作用。多数情况下，雇员之间共同承担工作责任。让他人参与并讨论是很有帮助的。

  Discuss the problem with your manager. This is the basic guidance for all situations. In many cases, your manager will be more knowledgeable about the question, and will appreciate being brought into the decision-making process. Remember that it is your manager's responsibility to help solve problems.

  同你的经理商讨问题。这是对所有情形最基本的建议。很多时候，你的经历对问题的处理更有经验，也会非常乐意参与决策过程。请记住，帮助解决问题是经理的职责。

  Seek help from Company resources. If you do not feel comfortable approaching your manager with your question, discuss it with the Company’s Chief Financial Officer.

  运用公司的资源。如果向你的经理讨教问题的解决方案令你感到不适，还可以与公司首席财务官讨论。

  You may report ethical violations in confidence and without fear of retaliation. If you find yourself in a situation that requires that your identity be kept confidential, your anonymity will be protected to the extent possible. The Company does not permit retaliation of any kind against employees for good faith reports of ethical violations.

  请放心举报任何违反职业道德的行为，不必惧怕打击报复。如果你身处必须对身份进行保密的情形，则公司将会尽可能地对此进行保护。公司不允许对善意举报违反职业道德行为的雇员的任何报复行为。

  Always ask first, act later when confronted with an ethical issue: If you are unsure of what to do in any situation, seek guidance before you act.

  在面对职业道德问题时，别忘了先提问再行动。如果无法确定该如何行事，那么在行动前先寻求指导。

XXIX.	AMENDMENT, MODIFICATION AND WAIVER

修改、变更及弃权

This Code may be amended or modified by the Board of Directors or a committee of the Board of Directors.

本准则可由董事会或董事委员会进行修改或变更。

Any amendment or waiver of this Code for a director, executive officer or any financial or accounting officer at the level of the principal accounting officer or controller or above, may be made only by the Board of Directors, and must be promptly disclosed to shareholders if and as required by applicable law or the rules of the share exchange on which the Company’s shares are traded. Waivers with respect to other employees or applicable contractors may be made only by the Company’s Chief Executive Officer. Any waiver of this Code with respect to a conflict of interest transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended, must be approved in advance by the Company’s Audit Committee.

本准则的任何修改或董事、执行官或任何总会计师或以上级别的财务或会计管理人员的豁免只能由董事会作出，且在适用法律或公司股票交易所在证交所规则规定时，必须立即向股东披露。其他雇员或适用缔约方的豁免只能由公司首席执行官做出。对本准则下根据1933年证券法修正案第404条S-K规则的要求披露的利益冲突交易的豁免必须事先获得公司审计委员会的批准。

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ACKNOWLEDGEMENT OF RECEIPT OF CODE OF CONDUCT AND ETHICS

行为及职业道德准则确认书

I have received and read the Asia Green Agriculture Corporation Code of Conduct and Ethics. I understand the standards and policies contained in the Code and understand that there may be additional policies or laws specific to my job. I agree to comply with the Code.

本人已接受并阅读亚洲绿色农业公司的行为及职业道德准则。本人理解准则中规定的标准与规章，并理解本人的工作可能存在其他的规章或法律规定。本人同意遵守本准则。

If I have questions concerning the meaning or application of the Code, any Company policies or procedures, or the legal and regulatory requirements applicable to my job, I know that I can consult with the Company’s Chief Financial Officer, knowing that my questions or reports to these sources will be maintained in confidence.

本人知晓，如果本人有任何关于本准则之含义或适用、公司规章或程序、或适用于本人工作的法律及法规要求的问题，可以咨询公司首席财务官，并且本人的问题或向上述人员的报告将被保密。

_____________________________
Print Name

正楷姓名

_____________________________
Signature

签名

_____________________________
Date

日期

Please sign and return this form to the Company’s Chief Financial Officer.

请签署本确认书并返还至公司首席财务官